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                                CROWELL & MORING
                         1001 PENNSYLVANIA AVENUE, N.W.
                          WASHINGTON, D.C.  20004-2595
                                 (202) 624-2500

                                  July 7, 1995




COMSAT Corporation
6560 Rock Spring Drive
Bethesda, MD 20817

COMSAT Capital I, L.P.
c/o COMSAT Corporation
6560 Rock Spring Drive
Bethesda, MD 20817

Ladies and Gentlemen:

     We have acted as special tax counsel to each of you and participated in the preparation of the Registration Statement on Form S-3 (Commission File No. 33-59841) (such Registration Statement, as amended at the effective date thereof, being referred to herein as the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration of __% Cumulative Monthly Income Preferred Securities of COMSAT Capital I, L.P., together with the Prospectus relating thereto and included as part of the Registration Statement.

     Based on our examination of such documents and questions of law as we have deemed necessary or appropriate, we confirm to you our opinion, as stated in the second paragraph under the caption "Risk Factors--Tax Event or Investment Company Event Redemption or Distribution" and under the caption "United States Taxation" in the Prospectus included as part of the Registration Statement. The other statements under the caption "United States Taxation" in the Prospectus are also, in our opinion, accurate in all material respects insofar as they are, or refer to, statements of United States law or legal conclusions.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the headings "United States Taxation" and "Validity of the Securities" in the Prospectus included as part of the Registration Statement. By giving such consent, we do not admit that we are within


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COMSAT Corporation
COMSAT Capital I, L.P.
July 7, 1995
Page 2


the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   Very truly yours,

                                   /s/ CROWELL & MORING

                                   CROWELL & MORING